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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            OHIO NATIONAL FUND, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            OHIO NATIONAL FUND, INC.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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                                                     One Financial Way
                                                     Cincinnati, Ohio 45242

                                                     Post Office Box 237
                                                     Cincinnati, Ohio 45201-0237
Ohio National Fund (SM)                              Telephone: 513.794.6100


June 24, 1999


Dear Ohio National Variable Contract Owner:

We are pleased to bring you some exciting news related to the future management of Ohio National Fund's Equity portfolio. With your approval, Legg Mason Fund Adviser will become the portfolio's subadviser and William H. Miller, III, CFA, will be our portfolio manager.

Mr. Miller has been the highly successful manager of the Legg Mason Value Trust since 1990. Under his management, the Value Trust has been the only mutual fund to perform better than the S&P 500 Index in each of the past eight years. As a result, Morningstar has designated him the 1998 Domestic Equity Fund Portfolio Manager of the Year. We are certain that you will share our enthusiasm for this proposed subadvisory relationship -- more information about Mr. Miller and the investment policies is included in the enclosed proxy statement on pages seven and eight.

Enclosed are information and voting instructions from your Ohio National Fund Board of Directors regarding the proposals related to the Equity portfolio. A special shareholders meeting will be held on July 22, 1999 to seek your approval of this new subadvisory agreement for the Equity portfolio. At the same time we will be asking you to approve some changes to the investment policies for the Equity portfolio. An increase in the investment advisory fee for the Equity portfolio is also on the agenda.
Details of these proposals are also in the proxy statement.

Your Board of Directors believes that each of the proposals is in your best interest. We recommend that you vote FOR each proposal.

Although you are not a Fund shareholder, it is your right as a variable contract owner to instruct us how to vote the Fund shares attributed to your variable contract.

Please complete, sign and return the voting instructions promptly in the envelope provided. No postage is needed if you mail it in the United States. Your instructions are important! As always, we thank you for your confidence and support.

Sincerely,

/s/ John J. Palmer
John J. Palmer
President